Exhibit 10.20

Acknowledgment and Amendment Letter

THIS ACKNOWLEDGMENT AND AMENDMENT LETTER (this “Letter”), is dated as of May 15, 2010, by and between China Yongxin Pharmaceuticals Inc., a Delaware corporation (the “Seller”) and PmMaster Beijing Software Co., Ltd (the “Purchaser”) (collectively, the “Parties”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Stock Purchase Agreement by and between the Seller and Purchaser on March 1, 2010 (the “Agreement”).  Subject to the modifications and amendments provided herein, all other terms under the Agreement shall remain in full force and effect.

RECITALS

A.
On March 1, 2010, Purchaser purchased from Seller and Seller sold, transferred and delivered to Purchaser, all of the equity interests in the Subsidiaries (as defined in the Agreement) for a total consideration of $20,000 (“Purchase Price”).

B.
For the sake of clarity, the Parties wish to amend Section 2.2 of the Agreement to clarify that the Purchase Price is paid by the Purchaser in exchange of all of the assets and liabilities of the Subsidiaries.

NOW, THEREFORE, the Parties hereby acknowledge and agree that Section 2.2 of the Agreement shall be amended and replaced in its entirety as follows:

“Section 2.2 Purchase Price.  For the consideration of $20,000 (“Purchase Price”), the Purchaser shall purchase all of the assets and assume all of the liabilities of the Subsidiaries.”

IN WITNESS WHEREOF, the undersigned Parties have executed this Letter as of the date first written above.

PURCHASER:	SELLER:

PmMaster Beijing Software Co., Ltd	China Yongxin Pharmaceuticals Inc.

/s/ Chiu Gang	/s/ Yongixin Liu
Name: Chiu Gang	Name: Yongxin Liu
Title: Chief Executive Officer	Title: Chief Executive Officer